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Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
FOR
11.875% SENIOR NOTES DUE JULY 1, 2012
OF
AQUILA, INC.

As set forth in the prospectus dated                             •    , 2002 (the "Prospectus") of Aquila, Inc. (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below), or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

TO: BANK ONE TRUST COMPANY, N.A., EXCHANGE AGENT

BY REGISTERED OR CERTIFIED MAIL: [insert details]		BY HAND OR OVERNIGHT DELIVERY: [insert details]
TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL: [insert details]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
TIME ON                             •    , 2002 UNLESS EXTENDED.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its 11.875% Senior Notes due July 1, 2012 (the "Exchange Notes") for each $1,000 in principal amount of its 11.875% Senior Notes due July 1, 2012 (the "Restricted Notes"). The undersigned hereby tenders to the Company the aggregate principal amount of Restricted Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "Exchange Offer—Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

The undersigned understands that no withdrawal of a tender of Restricted Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Restricted Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses or by facsimile specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that the exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) Book-Entry Confirmation of the transfer of such Restricted Notes into the Exchange Agent's account at The Depository Trust Company ("DTC") and (2) a properly transmitted Agent's Message.

The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the Restricted Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Restricted Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

PLEASE COMPLETE AND SIGN WHERE INDICATED BELOW

Principal Amount of Restricted Notes Tendered: $	Name(s) of Beneficial Holders:
Addresses:
Depository Trust Company Account No.:	Signature(s):

Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees confirmation of the book-entry transfer of Restricted Notes to the Exchange Agent's account at the Depository Trust Company pursuant to the procedure for book-entry transfer set forth in the Prospectus, together with an Agent's Message within three New York Stock Exchange trading days after the Expiration Date.

The undersigned acknowledges that it must deliver the Agent's message within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Address:	Authorized Signature
Telephone No.:	Name: (please print or type) Title: Date:

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  Exhibit 99.3